UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2003

Commission File Number 1-5097

JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39-0380010
(State of Incorporation)	(I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue
P.O. Box 591
Milwaukee, Wisconsin	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

ITEM 5 OTHER EVENTS
SIGNATURES

ITEM 5 OTHER EVENTS

On October 8, 2003, Johnson Controls, Inc. (JCI) entered into new 364-day and five-year revolving credit facilities. The existing 364-day $500 million revolving credit facility, which was scheduled to expire in March 2004, was increased to $625 million and was extended to October 2004. JCI’s existing five-year revolving credit facility, expiring March 2006, was also increased to $625 million from $500 million and was extended to October 2008. These bank credit facilities, with JPMorgan Chase Bank acting as Administrative Agent on behalf of itself and 12 other banks, continue to be available to JCI to meet commercial paper maturities and operating needs. As of October 10, 2003 there were no borrowings outstanding under either of these facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

	BY:	/s/ Stephen A. Roell Stephen A. Roell Senior Vice President and Chief Financial Officer

Date: October 10, 2003